Exhibit 99.1

UTStarcom Releases Financial Results for the First Quarter 2011

Beijing, China, May 6, 2011 — UTStarcom, Inc. (“UTStarcom” or “the Company”) (NASDAQ: UTSI), a leading provider of interactive, IP-based network solutions in iDTV, IPTV, Internet TV and Broadband for cable and telecom operators, today reported financial results for the first quarter of 2011.

“We continued to make progress in improving our cost structure during the first quarter,” said Jack Lu, President and CEO of UTStarcom, “and our gross profit margin increased from the previous quarter, in part due to significant sales for our market-leading PTN product. We remain confident that we will achieve our full year financial targets.”

First Quarter 2011 Results

Net sales for the first quarter of 2011 were $61.3 million as compared to $80.8 million in the first quarter of 2010.

Gross margin for the first quarter of 2011 was 31% as compared to 34% in the first quarter of 2010 and 11% in the fourth quarter of 2010. Gross profit was $19.1 million in the first quarter of 2011 compared to $27.2 million in the corresponding period of 2010.

First quarter 2011 operating expenses were $30.2 million compared to $46.0 million in the same period of 2010.

The net loss attributable to UTStarcom for the first quarter of 2011 was $10.3 million or a loss of $0.07 per share, as compared to a loss of $16.0 million, or a loss of $0.12 per share in the first quarter of 2010.

Net cash, cash equivalents and short-term investments as of March 31, 2011 was $310.4 million compared to $352.1 million on December 31, 2010.

First Quarter 2011 Operational Highlights

•                  Won EPON/EOC contracts from cable operators in Hunan, Zhejiang and Jiangsu provinces.

•                  Received sizable orders of PTN product from Japan following the successful completion of a previously disclosed field trial in 2010.

•                  Received an award from China’s Ministry of Science and Technology for innovative Three Network Convergence solutions at a major China cable industry trade show.

•                  Moved the Beijing headquarters into a new facility in the first quarter, and entered into a new Lease Agreement for office in Hangzhou. As a result, the Company will save dramatically on rental costs in both locations.

2011 Outlook

The Company reiterates the following outlook for fiscal year 2011:

•                  Aiming to achieve total revenue for the year in the range of $300-$320 million, which includes PAS deferred revenue through the end of 2011 at the rate of $23 million per quarter.

•                  Targeting to generate 10% of total sales in 2011 from its new Operational Support Service business.

•                  Targeting annualized operating expenses of less than $100 million.

•                  Committed to breaking even in 2011 on a full year basis.

Conference Call

The Company will host a conference call to discuss the Company’s financial results for this period before market open on Friday May 6, 2011.

The call will take place at 5:00 a.m. (PT) / 8:00 a.m. (ET) / 8:00 p.m. China time on Friday, May 6, 2011.

The conference call dial-in numbers are as follows: United States — 1-800-860-2442; International - 1-412-858-4600. The conference ID number is 450638.

A replay of the call will be available for 7 days. The conference call replay numbers are as follows: United States — 1-877-344-7529; International — 1-412-317-0088.

The Conference ID for accessing the recording is 450638.

Investors will also have the opportunity to listen to the conference call and the replay over the Internet through the investor relations section of UTStarcom’s website at: http://www.utstar.com.

To listen to the live call, please go to the website at least 15 minutes early to register, and to download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will also be available on this site.

About UTStarcom, Inc.

UTStarcom is a leading provider of interactive, IP-based network solutions in iDTV, IPTV, Internet TV and Broadband for cable and telecom operators. The Company sells its solutions to operators in both emerging and established telecommunications and cable markets around the world. UTStarcom enables its customers to rapidly deploy revenue-generating access services using their existing infrastructure, while providing a migration path to cost-efficient, end-to-end IP networks.

Founded in 1991, listed on the NASDAQ in 2000, the Company has its operational headquarters in Beijing, China and research and development operations and manufacturing facility in China and India. For more information about UTStarcom, visit the Company’s website at http://www.utstar.com.

Forward-Looking Statements

This release includes forward-looking statements, including statements regarding the effects of the Company’s corporate structure, the move to new facilities in Beijing and Hangzhou, expectations from the new Operational Support Service Business and expectations regarding the Company’s performance in 2011. These statements are forward-looking in nature and subject to risks and uncertainties that may cause actual results to differ materially. These include risks and uncertainties regard the ability of the Company to realize anticipated results of operational improvements, the Company’s ability to deliver and capitalize on the opportunities of the new Operational Support Service Business, revenues and expenses under its business model, and executing on its business plan and managing regulatory matters as well as risk factors identified in its latest Annual Report on Form 10-K, Form 10-K/A, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K as filed with the Securities and Exchange Commission. The Company is in a period of transition and the conduct of its business is exposed to additional risks as a result. All forward-looking statements included in this release are based upon information available to the Company as of the date of this release, which may change, and we assume no obligation to update any such forward-looking statement.

For investor and media inquiries, please contact:

Jing Ou-Yang

UTStarcom, Inc.

Phone: +8610 8520 5153

jouyang@utstar.com

Brion Tingler

Kreab Gavin Anderson

Phone: +8610 6535 3567

btingler@kreabgavinanderson.com

UTStarcom, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	March 31,	December 31,
	2011	2010
	(Unaudited)	(Audited)
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$310,363	$352,053
Accounts and notes receivable, net	31,069	30,177
Inventories and deferred costs	170,441	159,583
Prepaids and other current assets	57,765	62,772
Total current assets	569,638	604,585
Long-term assets:
Property, plant and equipment, net	5,165	4,819
Goodwill	13,820	13,820
Intangible assets, net	4,550	4,858
Long-term deferred costs	111,562	132,587
Other long-term assets	21,569	23,614
Total assets	$726,304	$784,283

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$32,706	$36,356
Customer advances	92,756	82,607
Deferred revenue	156,992	182,963
Other current liabilities	66,102	88,923
Total current liabilities	348,556	390,849
Long-term liabilities:
Long-term deferred revenue and other liabilities	139,510	144,494
Total liabilities	488,066	535,343

Total equity	238,238	248,940
Total liabilities and equity	$726,304	$784,283

UTStarcom, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three months ended March 31,
	2011	2010
	(Unaudited)	(Unaudited)

Net sales	$61,267	$80,847
Cost of net sales	42,203	53,638
Gross profit	19,064	27,209
	31%	34%
Operating expenses:
Selling, general and administrative	19,297	30,190
Research and development	7,564	10,023
Amortization of intangible assets	310	—
Restructuring	3,064	7,507
Net gain on divestiture	(34)	(1,752)
Total operating expenses	30,201	45,968

Operating loss	(11,137)	(18,759)

Interest income, net	439	278
Other income, net	953	4,867
Loss before income taxes	(9,745)	(13,614)
Income taxes expense	(772)	(2,353)
Net loss	(10,517)	(15,967)

Net loss attributable to noncontrolling interest	206	4
Net loss attributable to UTStarcom, Inc.	$(10,311)	$(15,963)

Net loss per share attributable to UTStarcom, Inc. - Basic and Diluted	$(0.07)	$(0.12)

Weighted average shares used in per share calculation:
Basic and Diluted	154,819	129,415

UTStarcom, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Three months ended March 31,
	2011	2010
	(in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(10,517)	$(15,967)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	703	1,978
Amortization of deferred gain on sale-leaseback	(333)	—
provision for doubtful accounts	2,696	4,046
Net gain on disposal of assets	(137)	(30)
Stock-based compensation expense	606	2,860
Net (gain) loss on divestitures	(34)	(1,752)
Gain on settlement of an investment interest	—	(422)
Deferred income taxes	86	—
Changes in operating assets and liabilities:
Accounts receivable	(3,543)	(8,461)
Inventories and deferred costs	11,791	19,214
Other assets	9,215	(598)
Accounts payable	(5,023)	(16,860)
Income taxes payable	598	(539)
Customer advances	9,663	8,979
Deferred revenue	(32,559)	(19,878)
Other liabilities	(22,595)	(16,685)
Net cash used in operating activities	(39,383)	(44,115)

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to property, plant and equipment	(914)	(470)
Net proceeds from divestitures	34	1,500
Deposit received on sale of building	—	6,583
Change in restricted cash	(2,739)	4,995
Proceeds from settlement of an investment interest	—	422
Purchase of an investment interest	(606)	(563)
Purchase of short-term investments	(3,192)	(5,102)
Proceeds from sale of short-term investments	894	3,264
Other	138	814
Net cash (used in) provided by investing activities	(6,385)	11,443

CASH FLOWS FROM FINANCING ACTIVITIES:
Repurchase of common stock	—	(25)
Net cash used in financing activities	—	(25)
Effect of exchange rate changes on cash and cash equivalents	1,094	1,295
Net decrease in cash and cash equivalents	(44,674)	(31,402)
Cash and cash equivalents at beginning of period	351,507	265,843
Cash and cash equivalents at end of period	$306,833	$234,441